Exhibit 10.18.2




                               AMENDMENT NUMBER 3


This agreement shall amend a certain Distributor Agreement (the "Agreement") made and entered into 16 December 1996, by and between Ampoc Far East Company Limited. a corporation organized and existing under the laws of the Republic of China on Taiwan with its principal place of business located at 17F, No. 171 Sung-Teh Road, Taipei, Taiwan (hereinafter referred to a as "Agent") and CFM Technologies, Inc., a Pennsylvania corporation, with its principal place of business located at 150 Oaklands Boulevard, Exton, Pennsylvania, 19341 (hereinafter referred to as "CFM" or the "Company").

WHEREAS, Agent and CFM have secured the sale of certain FPD Equipment to Electronics Research Service Organization (ERSO) in Hsinchu, Taiwan, and

CFM and ERSO have agreed to the delivery of a single vessel FPD processing system that is to be used for general cleaning, stripping, etching, and organic cleaning of poly-silicon FPD panels (the "Equipment") on or about April 30, 1999, and

ERSO has agreed to pay US$ 1,906,365 for this system, payable 80% on delivery and 20% on final acceptance.

NOW, THEREFORE, in consideration for the commissions and payments further described herein, the parties hereby agree to the following:


1.   AGENT RESPONSIBILITIES

     1.1 Send a minimum of four persons (engineers and manufacturing personnel) to CFM, at Agent's expense, to assist in the final assembly, integration and test of the Equipment for a duration of not less than six weeks.

     1.2 Provide personnel of a number and with skills as requested by CFM to assist CFM in the install, setup and qualification of the Equipment at ERSO.

     1.3 Warrant the operation of the Equipment from the date of acceptance of the system by ERSO until the last day required in the specifications accepted as a part of the order and any extensions thereto (the "Warranty Period") by providing both parts and labor, as needed, to assure operation of the Equipment in accordance with its specifications.

     1.4 Pay for packaging, shipping, customs duties and taxes, if any, for spare parts which may be required during the Warranty Period.


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     1.5  Provide first line applications support to the Equipment during the
          Warranty Period.

     1.6 Pay for support provided by personnel assigned to CFM Taiwan in excess of 100 hours during the Warranty Period at the rate of US$85 per hour.

     1.1 Pay for US-based CFM service and support personnel, requested by Agent, at the rate of US$85 per hour plus actual, out-of-pocket expenses for hotel, meals and travel (hotel and meal expenses not to exceed US$125 per day). Travel time will be billed as eight hours per day, from departure from Exton (or other US home base) to arrival back at home base location.


2.   CFM RESPONSIBILITIES

     2.1  Manufacture the Equipment.

     2.2  Provide the primary installation personnel for the Equipment.

     2.3  Secure process acceptance of the Equipment.

     2.4 CFM will forward spare parts replacements received under warranty from OEM parts suppliers in exchange for identical, but defective, parts returned by Agent without charge (other than those costs in 1.4, above).

     2.5 Warrant all process carriers for a period of nine months from the date of acceptance.

     2.6 Make available up to 100 hours of service support from personnel assigned to CFM Taiwan to Agent during the Warranty Period at no charge.

     2.7 Make US service and support personnel available upon reasonable advance notice to Agent.

     2.8 Provide quotations for software support for customer-requested changes which do not interfere with the product meeting its written specifications.

COMMISSIONS

An amount equal to 13% of any payments received from ERSO for the system ordered on Purchase Order No. F-E3-89025, dated October 29, 1999, shall be paid to Agent within tem (10) days following receipt of payment from ERSO by CFM in consideration for completion by Agent of the responsibilities in Section 1, herein.

SPARE PARTS

1. During the Warranty Period, CFM agrees to sell spare parts for the Equipment on open account (terms: net 30 days from date of shipment). The price for such spare parts shall be the CFM List Price then in effect, less 15%.

2. Agent is not obligated to purchase spare parts from CFM and may purchase spare parts from any source.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 27th day of December 1999.

                                  CFM TECHNOLOGIES, INC.


                                  /s/ Roger A. Carolin
                                  ---------------------------------------
                                  Roger A. Carolin
                                  President and Chief Executive Officer


                                  AMPOC FAR EAST COMPANY LIMITED


                                  /s/ Ronald Su
                                  ---------------------------------------
                                  Ronald Su
                                  President





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